Exhibit 99.1

                                     [LOGO]
                                  CAPITAL BANK
                                  CORPORATION
                                  -----------

News Release                                                            CONTACT:
                                                                        -------
                                                                 B. Grant Yarber
                                           President and Chief Executive Officer
                                                        Capital Bank Corporation
                                                          Phone:  (919) 645-3494
                                               Email: gyarber@capitalbank-nc.com

                                                                 James C. McGill
                                           President and Chief Executive Officer
                                                         1st State Bancorp, Inc.
FOR IMMEDIATE RELEASE                                     Phone:  (336) 227-8861


                       Capital Bank, First State To Merge
              One of State's Oldest Joins One of Triangle's Largest

RALEIGH, N.C. and BURLINGTON, N.C. - June 29, 2005 - Capital Bank Corporation (Nasdaq: CBKN), headquartered in Raleigh, N.C. and the parent company of Capital Bank, and 1st State Bancorp, Inc. (Nasdaq: FSBC) headquartered in Burlington, N.C. and the parent company of 1st State Bank, announced today that they have executed a definitive merger agreement, whereby 1st State Bancorp, Inc. ("FSBC") will be merged with and into Capital Bank Corporation ("CBC"). FSBC shareholders will receive approximately $37.15 (in cash and/or stock) per share of FSBC common stock. Based on CBC's June 28, 2005 closing sale price of $15.28, the transaction is valued at approximately $115 million, including payment for outstanding stock options. The transaction is expected to be completed in January 2006, subject to approval of shareholders and regulators and other normal and customary closing conditions.

As a result of this merger, Capital Bank will have approximately 22% of the deposits in Alamance County, North Carolina. The combined company, which will operate as Capital Bank Corporation, will have approximately $1.3 billion in assets and $1.0 billion in deposits.

In the transaction, each share of FSBC common stock will be automatically converted into the right to receive, at the election of the holder, either: (i) an amount equal to $37.15 in cash, (ii) 1.0 share of CBC common stock multiplied by the exchange ratio, or (iii) 0.691829 shares of CBC common stock multiplied by the exchange ratio plus an amount equal to $11.4486 in cash. The exchange ratio is equal to $37.15 divided by the average of the daily closing sale price of CBC common stock on Nasdaq during the 20 trading day period ending three business days prior to the closing date, subject to certain cap and floor adjustments. Finally, certain allocation procedures will be used to cause the mix of stock and cash consideration to FSBC shareholders to be approximately 65%/35%.

                                    **more**

        P. O. Box 18949 o Raleigh, NC 27619-8949 o Phone (919) 645-6400
                 o Fax (919) 645-6353 o www.capitalbank-nc.com
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"We are very proud to partner with 1st State Bank to continue building the premier community bank franchise in North Carolina," said B. Grant Yarber, President and CEO, Capital Bank Corporation. "This merger allows us to increase our already substantial investment in Alamance County and the Triad Region--the very heart of our state. Capital Bank will continue the long tradition of providing sound banking advice to our loyal customers, along with our strong commitment to incredible customer service and relationship banking."

"We looked at a number of potential merger partners and felt that Capital Bank's culture was an excellent match for our stockholders, customers, employees and community. We feel strongly that Capital Bank will continue to offer a very high level of customer service, and that their products will match the Alamance County market," said James C. McGill, President and CEO, 1st State Bancorp, Inc. "Going forward, we believe that the combination of these two institutions will create an outstanding community banking franchise in North Carolina committed to our customers, stockholders and communities in which we operate."

1st State Bank locations, accounts and ATMs are expected to convert to Capital Bank in the first quarter of 2006 after consummation of the transaction. According to Mr. Yarber, new state-wide operational functions are expected to be consolidated into FSBC's South Main Street offices in Burlington. "This merger provides the opportunity to bring together many of our back-room operating functions at Capital Bank, and provide jobs in Alamance County while creating greater efficiency for the combined company," Mr. Yarber commented.

Capital Bank Corporation, headquartered in Raleigh, N.C., with more than $885 million in total assets, offers a broad range of financial services. Capital Bank operates 21 banking offices in Raleigh (4), Sanford (3), Burlington (2), Asheville (3), Cary, Morrisville, Oxford, Wake Forest, Hickory, Greensboro, Graham, Pittsboro and Siler City. The company's website is http://www.capitalbank-nc.com. 1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full-service banking offices in Alamance County. The company's website is http://www.1ststatebanknc.com.


Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the possibility that fewer than the required number of CBC and FSBC shareholders vote to approve the merger; the occurrence of events that would have a material adverse effect on CBC or FSBC as described in the merger agreement, including the risk of adverse operating results, delays in obtaining or failure to receive required regulatory approvals; the risk that the merger agreement could be terminated under circumstances that would require FSBC to pay a termination fee of $2 million; the risk that the merger will not be consummated; the actual operations of the acquired branches after the acquisition; the ability of CBC to integrate the operations of FSBC into its operations; and other uncertainties arising in connection with the proposed merger. Additional factors that could cause actual results to differ materially are discussed in documents filed with the Securities and Exchange Commission (the "SEC") by CBC and FSBC from time to time, including without limitation Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, CBC and FSBC do not undertake a duty to update any forward-looking statements in this press release.


                                    **more**

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The proposed transaction will be submitted to CBC's and FSBC's shareholders for their consideration. CBC and FSBC will file a registration statement, a joint proxy statement/prospectus, and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF CBC AND FSBC ARE NOT BEING ASKED TO TAKE ANY ACTION AT THIS TIME BUT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CBC and FSBC, at the SEC's website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can be obtained, without charge, by directing a request to Richard W. Edwards at P.O. Box 18949, Raleigh, NC 27619-8949, (800) 308-3971 or
to A. Christine Baker at P. O. Box 1797, Burlington, NC 27216-1797, (336) 227-8861.

Each of CBC and FSBC and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CBC and FSBC, as the case may be, in connection with the merger. Information about the directors and executive officers of FSBC and their ownership of FSBC common stock is set forth in the proxy statement, dated January 5, 2005, for FSBC's annual meeting of shareholders held on February 8, 2005, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of CBC and their ownership of CBC common stock is set forth in the proxy statement, dated April 28, 2005, for CBC's annual meeting of shareholders held on May 26, 2005, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus when it becomes available.

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